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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  June 4, 1997



                              TELEGEN CORPORATION
             (Exact name of registrant as specified in its charter)


          California                      14836                   84-067214
 ------------------------------   ----------------------     -----------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation)                                              Identification No.)




                               101 Saginaw Drive
                        Redwood City, California  94063
                    (Address of principal executive offices)

                                 (415) 261-9400
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS

     On June 4, 1997 Telegen Communications Corporation, a California corporation and wholly-owned subsidiary of the Registrant ("TCC"), entered into a Shareholders Agreement (the "Agreement") with Janmil Holdings PTE LTD ("Janmil"). TCC and Janmil (collectively the "Parties") agreed to own jointly Telegen International Limited, a corporation organized and existing under the laws of the British Virgin Islands (the "Company"), in order to engage in the international telecommunications business, including but not limited to, the international call-back business. Under the terms of the Agreement, (i) the Parties each own fifty percent of the Company, (ii) each party has an equal number of seats on the Company's Board of Directors, (iii) the parties are bound by certain standard non-compete and confidentiality provisions, and (iv) the Agreement's duration is dependent upon the Company's achieving certain cash-flow goals stipulated therein and, in the event such cash-flow goals are not achieved, the Company may be liquidated by either of the Parties.

     The Registrant expects that the Company will market international telecommunications services, principally reselling international telephone service carried by larger international telephone companies by purchasing the international traffic at bulk discount and selling it to customers, primarily businesses, located in countries outside the U.S., billing those customers at rates significantly below the international calling rates charged by the local telephone companies normally used.



ITEM 7.   EXHIBITS

     10.8 Shareholder Agreement Between Janmil Holdings PTE LTD and Telegen Communications Corporation, dated June 4, 1997.




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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TELEGEN CORPORATION



Dated:   July 8, 1997                  By:  /s/ Warren M. Dillard
                                              --------------------------------
                                              Warren M. Dillard,
                                              Chief Financial Officer
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                               INDEX OF EXHIBITS
                               -----------------



   EXHIBIT      TITLE
   -------      -----

     10.8 Shareholder Agreement Between Janmil Holdings PTE LTD and Telegen Communications Corporation, dated June 4, 1997.